Exhibit 99.1

Xometry Reports Fourth Quarter and Full Year 2021 Results

•
Strong finish to 2021: Strong quarter of accelerating revenue growth increasing 77% year-over-year.
•
Strong gross margin trends driven by AI pricing/supplier selection and additional supplier services: Gross profit up 121% year-over-year.
•
Strategic acquisition of Thomas: Completed the strategic acquisition of Thomas on December 9th adding 1.4 million registered buyers and ~500,000 sellers to Xometry’s rapidly growing marketplace.
•
Expect strong growth in 2022: We expect revenue growth of 79-83% from $218.3 million to $390-400 million. Growth will be driven by increasing our active buyers and sellers, revenue synergies and expanded supplier services.

ROCKVILLE, MD., March 17, 2022 /Globe Newswire/ -- Xometry, Inc. (NASDAQ:XMTR), a leading global AI enabled digital manufacturing marketplace, today reported financial results for the fourth quarter ended December 31, 2021.

“In Q4 2021, Xometry continued to demonstrate strong growth across the board with accelerated demand from our larger customers. Our AI-driven platform gets smarter with each new data point leading to record gross margin,” said Randy Altschuler, Xometry’s CEO. “Although we are still in the early innings of the secular digitization of the manufacturing industry, Xometry has become the digital marketplace connecting buyers with sellers to unleash limitless product innovation.”

Fourth Quarter Financial Highlights

•
Total revenue for the fourth quarter 2021 was $67.1 million an increase of 77% year-over-year.
•
Excluding Thomas, Xometry Q4 2021 revenue grew 66% year-over-year from $38.0 million as of December 31, 2020 to $63.0 million as of December 31, 2021. Thomas revenue from the date of acquisition on December 9, 2021 was $4.1 million.
•
Total gross profit for the fourth quarter 2021 was $20.9 million an increase of 121% year-over-year.
•
Excluding Thomas, Xometry gross profit increased 83% year-over-year to $17.3 million as of December 31, 2021, as compared to $9.5 million as of December 31, 2020.
•
Excluding Thomas, Xometry gross profit margin improved to 27.5% as of December 31, 2021 from 25.0% as of December 31, 2020.
•
Active Buyers increased 49% from 18,846 as of December 31, 2020 to 28,130 as of December 31, 2021 (excluding Thomas).
•
Accounts with Last Twelve-Months Spend of at least $50,000 increased 80% from 389 as of December 31, 2020 to 701 as of December 31, 2021 (excluding Thomas).
•
Percentage of Revenue from Existing Accounts was 95%, consistent with the prior quarter (excluding Thomas).
•
Net loss was $23.9 million for the quarter, an increase of $13.7 million year-over-year, and Adjusted EBITDA was negative $11.9 million for the quarter, reflecting an increase of $5.3 million year-over-year. Net loss for Q4 2021 includes $5.7 million of transaction costs, $2.6 million of stock-based compensation expense and $1.1 million of expense for charitable contributions.
•
Cash and cash equivalents and marketable securities were $116.7 million as of December 31, 2021. On February 10, 2022, Xometry completed a Convertible Senior Note offering, raising $278.9 million in net proceeds.

Fourth Quarter Business Highlights

•
The number of Active Sellers grew significantly, increasing 43% year-over-year from 1,410 to 2,010.
•
Released version 2.0 of the Xometry app for Autodesk Fusion 360, a leading CAD design platform. Version 2.0 displays design for manufacturing feedback directly into the CAD environment and is available in Europe in multiple languages.
•
On November 1, acquired Big Blue Saw. Utilizing the data and know-how from Big Blue Saw, we launched a new sheet cutting process with instant pricing for over 50 materials later in the quarter.
•
On November 5, acquired FactoryFour. The cloud-based software will integrate seamlessly with the Xometry marketplace and Thomasnet.com platform, providing suppliers a one-stop view into all their orders.
•
On December 9, acquired Thomas, a leader in product sourcing, supplier selection and digital marketing solutions. The acquisition of Thomas is expected to rapidly expand Xometry’s buyer and seller bases, significantly enhancing Xometry’s global digital marketplace for manufacturers. Xometry also expects to leverage Thomas’ marketing and data services to deliver an unmatched suite of end-to-end services for sellers with additional fintech and digital marketing products.

Full Year Financial Highlights

•
Total revenue for the full year 2021 was $218.3 million an increase of 54% year-over-year.
•
Excluding Thomas, Xometry revenue for the full year 2021 grew 52% year-over-year from $141.4 million as of December 31, 2020 to $214.2 million as of December 31, 2021.
•
Total gross profit for the full year 2021 was $57.1 million, an increase of 72% year-over-year. Gross profit margin improved to 26.2% for year ended December 31, 2021 from 23.5% for the year ended December 31, 2020.
•
Excluding Thomas, Xometry’s gross profit margin improved to 25.0% for the year ended December 31, 2021 from 23.5% for the year ended December 31, 2020.
•
Net loss was $61.4 million for the full year 2021, an increase of $30.3 million year-over-year, and Adjusted EBITDA was negative $39.8 million for the full year 2021, reflecting an increase of $16.3 million year-over-year. Net loss for the full year 2021 includes $7.4 million of stock-based compensation expense, $5.7 million of transaction costs and $2.2 million of expense for charitable contributions.

Full Year Business Highlights

•
Xometry expanded our portfolio of fintech products for sellers including Instant Pay. These products help sellers improve their cash flow and more deeply engage with the marketplace.
•
Completed punchout integrations with SAP Ariba and Coupa enabling customers to order from Xometry directly from their ERP systems.
•
Successfully completed our Initial Public Offering (IPO) on June 30, 2021 raising $325 million.
•
Rapidly expanded in Europe including localized offerings in new countries.
•
Revamped our supplies offering with a new ecommerce storefront.
•
Xometry’s Donor Advised Fund (DAF) embraced the Pledge 1% movement, committing to donate the pledged amount of our equity over time to support charitable organizations.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
	(unaudited)			(unaudited)
Revenue	$67,098	$37,980	77%	$218,336	$141,406	54%
Gross profit	20,937	9,479	121%	57,141	33,286	72%
Net loss	(23,907)	(10,178)	135%	(61,381)	(31,085)	97%
EPS—basic and diluted	(0.53)	(1.34)	(60)%	(2.33)	(5.32)	(56)%
Adjusted EBITDA (Non-GAAP)(1)	(11,854)	(6,590)	80%	(39,757)	(23,498)	69%

(1)
These non-GAAP financial measures, and reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of December 31,
	2021	2020	% Change

Active Buyers(3)	28,130	18,846	49%
Percentage of Revenue from Existing Accounts(3)	95%	95%	—%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	701	389	80%

(2)
These key operating metrics are for Xometry (excluding any impacts from Thomas).
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of December 31, 2021 and 2020, and Percentage of Revenue from Existing Accounts is presented for the quarters ended December 31, 2021 and 2020.

Subsequent to Fourth Quarter 2021

On February 4, 2022, the Company completed a private offering of $250 million aggregate principal amount of 1.00% Convertible Senior Notes due 2027 (the “Initial Notes”). The Initial Notes were issued pursuant to an indenture, dated February 4, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

On February 10, 2022, the Company issued an additional $37.5 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2027 (the “Additional Notes”) to the initial purchasers named in the purchase agreement. The issuance of the Additional Notes was pursuant to the initial purchasers’ exercise in full of their 13-day option to purchase Additional Notes granted in the original offering of $250 million aggregate principal amount of 1.00% Convertible Senior Notes due 2027. The proceeds from the Initial Notes and the Additional Notes (collectively referred to as the “Notes”) are expected to be used for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds for acquisitions of, or strategic investments in, complementary businesses, products, services, or technologies. However, the Company does not have agreements or commitments with respect to any such acquisition or strategic investment at this time. The Notes are general unsecured obligations of the Company and will mature on February 1, 2027, unless earlier converted, redeemed or repurchased. Interest on the Notes will accrue at a rate of 1.00% per year from February 4, 2022 and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2022. In connection with the Notes offering, the Company received net cash proceeds of approximately $278.9 million, after deducting the initial purchasers discounts and commissions.

Financial Guidance and Outlook:

	Q1 2022		FY 2022
	(in millions)
	Low	High	Low	High
Revenue	$81.0	$82.0	$390.0	$400.0
Adjusted EBITDA	$(13.5)	$(12.5)	$(36.0)	$(32.0)

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. ("Xometry", the "Company", "we" or "our") uses Adjusted EBITDA, a non-GAAP financial measure, as described below. This non-GAAP financial measure is presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measure presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses this measure to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest income (expense), income tax (expense) benefit, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, stock-based compensation, transaction costs, charitable contributions, income from unconsolidated joint venture and impairment charges. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our platform. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Percentage of Revenue from Existing Accounts: The Company defines “accounts” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity. Learn more at www.xometry.com or follow @xometry.

Conference Call

The Company will discuss its fourth quarter and full year 2021 financial results during a teleconference on 3/17/2022, at 5:00 PM ET/2:00 PM PT. The conference call can be accessed in the U.S. at 877-313-2061 or outside the U.S. at 470-495-9537 with the conference ID# 7397803. A live audio webcast of the call will also be available simultaneously at investors.xometry.com. Following completion of the call, a recorded replay of the teleconference will be available in the investor relations section of Xometry's website. The earnings webcast presentation will be archived within the Investor Relations section of Xometry's website.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the first quarter and full year 2022, certain expected synergies from recent acquisitions and demand for our marketplace in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, including the impact of the COVID-19 pandemic on our business and operations and our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2021. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

# # #

(Tables Follow)

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchinson@xometry.com

Xometry, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,262	$59,874
Marketable securities	30,465	—
Accounts receivable, less allowance for doubtful accounts of $0.8 million and $0.6 million as of December 31, 2021 and 2020, respectively	32,427	14,574
Inventory	2,033	2,294
Prepaid expenses	6,664	913
Deferred sales commissions	5,283	—
Other current assets	297	—
Total current assets	163,431	77,655
Property and equipment, net	10,287	6,113
Operating lease right-of-use assets	27,489	1,922
Investment in unconsolidated joint venture	4,198	—
Intangible assets, net	41,736	1,652
Goodwill	254,672	833
Other assets	773	788
Total assets	$502,586	$88,963
Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$12,718	$5,640
Accrued expenses	30,905	13,606
Contract liabilities	7,863	2,355
Operating lease liabilities, current portion	5,549	1,013
Finance lease liabilities, current portion	2	14
Short-term debt	—	15,753
Total current liabilities	57,037	38,381
Operating lease liabilities, net of current portion	16,920	1,118
Income taxes payable	1,468	—
Other liabilities	1,678	—
Total liabilities	77,103	39,499
Commitments and contingencies (Note 12)
Convertible preferred stock
Convertible preferred stock, $0.000001 par value, Seed-1, Seed-2, Series A-1, Series A-2, Series B, Series C, Series D and Series E. Authorized; zero shares and 27,970,966 shares, zero shares and 27,758,941 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	160,713
Stockholders’ equity (deficit)
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares and zero shares; zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Common stock, $0.000001 par value. Authorized; zero shares and 42,000,000 shares; zero shares and 7,755,782 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares and zero shares 43,998,404 shares and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares and zero shares, 2,676,154 shares and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	597,641	503
Accumulated other comprehensive income	149	210
Accumulated deficit	(173,341)	(111,962)
Total stockholders’ equity (deficit)	424,449	(111,249)
Noncontrolling interest	1,034	—
Total equity (deficit)	425,483	(111,249)
Total liabilities, convertible preferred stock and stockholders’ equity	$502,586	$88,963

Xometry, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$67,098	$37,980	$218,336	$141,406
Cost of revenue	46,161	28,501	161,195	108,120
Gross profit	20,937	9,479	57,141	33,286
Sales and marketing	13,173	6,725	39,422	22,567
Operations and support	8,089	3,973	23,683	14,111
Product development	5,648	3,307	17,780	12,186
General and administrative	16,601	3,255	34,942	12,046
Impairment of goodwill and intangible assets	—	1,592	—	1,592
Total operating expenses	43,511	18,852	115,827	62,502
Loss from operations	(22,574)	(9,373)	(58,686)	(29,216)
Other (expenses) income
Interest expense	(53)	(365)	(852)	(1,089)
Interest and dividend income	525	—	982	—
Other expenses	(1,846)	(440)	(2,866)	(780)
Income from unconsolidated joint venture	41	—	41	—
Total other expenses	(1,333)	(805)	(2,695)	(1,869)
Net loss	(23,907)	(10,178)	(61,381)	(31,085)
Deemed dividend to preferred stockholders	—	—	—	(8,801)
Net loss attributable to noncontrolling interest	2	—	2	—
Net loss attributable to common stockholders	$(23,905)	$(10,178)	$(61,379)	$(39,886)
Net loss per share, basic and diluted	$(0.53)	$(1.34)	$(2.33)	$(5.32)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	44,995,598	7,572,935	26,318,349	7,492,876

Comprehensive loss:
Foreign currency translation	$(38)	$—	$(61)	$210
Total other comprehensive (loss) income	(38)	—	(61)	210
Net loss	(23,907)	(10,178)	(61,381)	(31,085)
Comprehensive loss	(23,945)	(10,178)	(61,442)	(30,875)
Comprehensive loss attributable to noncontrolling interest	—	—	—	—
Total comprehensive loss attributable to common stockholders	$(23,945)	$(10,178)	$(61,442)	$(30,875)

Xometry, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:	(unaudited)
Net loss	$(61,381)	$(31,085)	$(30,994)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,596	3,120	1,847
Impairment of goodwill and intangible assets	—	1,592	1,719
Reduction in carrying amount of right-of-use asset	1,056	1,045	647
Stock based compensation	7,395	1,006	544
Non-cash interest expense	111	320	259
Loss on debt extinguishment	272	—	—
Income from unconsolidated joint venture	(41)	—	—
Donation of common stock	2,226	—	—
Unrealized loss on marketable securities	2,002	—	—
Inventory write off	—	(15)	(141)
Loss (gain) on sale of property and equipment	20	—	(128)
Accretion of discount on short-term investments	—	—	(37)
Deferred taxes benefit	(179)	—	—
Changes in other assets and liabilities:
Accounts receivable, net	(11,117)	(2,130)	(5,505)
Inventory	293	(956)	(555)
Prepaid expenses	(4,025)	(210)	(2)
Deferred commissions	147	—	—
Other assets	317	(469)	(137)
Accounts payable	5,215	(2,350)	2,813
Accrued expenses	(12,008)	8,569	2,562
Contract liabilities	(1,625)	518	636
Lease liabilities	(845)	(1,004)	(653)
Net cash used in operating activities	(68,571)	(22,049)	(27,125)
Cash flows from investing activities:
Purchase of marketable securities	(267,467)	—	—
Proceeds from sale of marketable securities	235,000	—	—
Purchase of short-term investments	—	(17,711)	(28,850)
Proceeds from short-term investments	—	28,571	30,470
Purchases of property and equipment	(6,262)	(4,190)	(2,693)
Proceeds from life insurance	627	—	—
Proceeds from sale of property and equipment	—	—	155
Cash paid for business combinations, net of cash acquired	(174,646)	—	(1,432)
Net cash (used in) provided by investing activities	(212,748)	6,670	(2,350)
Cash flows from financing activities:
Proceeds from issuance of Series A-2, Series B, Series C, Series D and Series E convertible preferred stock, net of issuance costs	—	52,409	54,929
Repurchase of Series A-2, Series B, Series C and Series D convertible preferred stock	—	(12,852)	—
Deemed dividend to preferred stockholders	—	(8,801)	—
Proceeds from initial public offering, net of underwriters' discount	325,263	—	—
Payments in connection with initial public offering	(3,678)	—	—
Proceeds from stock options exercised	2,291	518	450
Proceeds from the exercise of warrants	40	—	—
Proceeds from term loan	—	4,000	—
Payment on line of credit, net	—	—	(500)
Repayment of term loan	(16,136)	—	—
Proceeds from other borrowings	—	4,783	—
Repayment of other borrowings	—	(4,783)	—
Payments on finance lease obligations	(12)	(13)	(164)
Net cash provided by financing activities	307,768	35,261	54,715
Effect of foreign currency translation on cash and cash equivalents	(61)	(130)	—
Net increase in cash and cash equivalents	26,388	19,752	25,240
Cash and cash equivalents at beginning of the year	59,874	40,122	14,882
Cash and cash equivalents at end of the year	$86,262	$59,874	$40,122
Supplemental cash flow information:
Cash paid for interest	$907	$1,269	$1,111
Non-cash investing activity:
Non-cash consideration in connection with business combination	$105,227	$—	$2,743

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA:
Net loss	$(23,907)	$(10,178)	$(61,381)	$(31,085)
Add (deduct):

Interest expense, interest and dividend income and other expenses	1,374	805	2,736	1,869
Depreciation and amortization(1)	1,292	864	3,596	3,120
Charitable contribution of common stock	1,084	—	2,242	—
Stock-based compensation(2)	2,648	327	7,395	1,006
Transaction costs	5,696	—	5,696	—
Income from unconsolidated joint venture	(41)	—	(41)	—
Impairment of goodwill and intangible assets	—	1,592	—	1,592
Adjusted EBITDA	$(11,854)	$(6,590)	$(39,757)	$(23,498)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Segment Revenue:	(unaudited)		(unaudited)
U.S.	$61,769	$36,734	$202,034	$138,272
International	5,329	1,246	16,302	3,134
Total revenue	$67,098	$37,980	$218,336	$141,406

Segment Net Loss:
U.S.	$(21,080)	$(6,040)	$(51,230)	$(22,130)
International	(2,827)	(4,138)	(10,151)	(8,955)
Total net loss	$(23,907)	$(10,178)	$(61,381)	$(31,085)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Summary of Stock-based Compensation Expense	(unaudited)		(unaudited)
Sales and marketing	$533	$51	$1,223	$156
Operations and support	1,295	84	2,659	259
Product development	765	122	1,744	375
General and administrative	55	70	1,769	216
Total stock-based compensation expense	$2,648	$327	$7,395	$1,006

Summary of Depreciation and Amortization Expense
Cost of revenue	$34	$52	$104	$230
Sales and marketing	211	157	300	665
Operations and support	36	52	155	196
Product development	909	500	2,821	1,720
General and administrative	102	103	216	309
Total depreciation and amortization expense	$1,292	$864	$3,596	$3,120

For the three and twelve months ended December 31, 2021, general and administrative expense includes $1.1 million and $2.2 million, respectively of expense related to charitable contributions.